Exhibit 4.6

IN WITNESS WHEREOF, the parties’ duly-authorized representatives have executed this Warrant Award & Strategic Relationship Agreement and rendered it effective as of the Effective Date.

Sony Visual Products, Inc.		Free Stream Media Corporation

By:	/s/ Kazuyoshi Nagao	By:	/s/ Ashwin Navin
Name:	Kazuyoshi Nagao	Name:	Ashwin Navin
Title:	Senior General Manager	Title:	CEO
Date:	June 30, 2017	Date:	June 30, 2017

APPENDIX A

WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance:	Void after
June 30, 2017	June 30, 2024

FREE STREAM MEDIA CORP.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Warrant is issued to SONY VISUAL PRODUCTS, INC. (the “Holder”) or its assigns by FREE STREAM MEDIA CORP., a Delaware corporation (the “Company”).

1. Purchase of Shares.

1.1 Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of Company (or at such other place as Company shall notify the Holder in writing), to purchase from Company the number of fully paid and non-assessable shares of Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) (as adjusted pursuant to Section 8 hereof) as described below:

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(a) 150,000 shares of Common Stock in exchange for the exclusivity granted in Section 2(a) of the Warrant Award & Strategic Relationship Agreement (as specified therein).

(b) 200,000 shares of Common Stock exercisable upon fulfillment of obligations in Section 2(b).

(c) 3,000 shares of Common Stock exercisable upon execution of this WARRANT TO PURCHASE COMMON STOCK in consideration for Holder’s coordination services related to its PlayStation affiliate.

1.2 For sake of clarity, in no event shall the number of shares exercisable under this warrant exceed [353,000] shares of Common Stock. Terms not defined in this Warrant shall have the meaning given to them in the Software License and Bundled Distribution Agreement, dated October 26, 2015 (“Non-Android Agreement”), (ii) the Software License and Bundled Distribution Agreement, dated November 15, 2016 (“Android Agreement”), and the Warrant Award & Strategic Relationship Agreement to which this WARRANT TO PURCHASE COMMON STOCK was attached by the parties—all by and between Company and Holder and its affiliates, dated of even date herewith (collectively, the “Agreements”).

1.3 Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section l (the “Shares”) shall be $7.5316 per Share (the “Exercise Price”). The number of Shares and the Exercise Price shall be subject to adjustment pursuant to Section 8 hereof.

2. Exercise Period. This Warrant shall no longer be exercisable and shall become null and void upon the earliest to occur of (i) the seven (7) year anniversary of the Date of Issuance (the “Expiration Date”), (ii) the consummation of Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (such transaction, the “ Initial Public Offering”) and (iii) the consummation of a Liquidation Event, as such term is defined Company’s Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”). For purposes of this Warrant, any of the transactions described in subsections (ii) and (iii) above shall be referred to herein as a “Corporate Transaction.” In the event of a Corporate Transaction prior to the expiration of this Warrant, Company shall notify the Holder in writing at least ten (10) days prior to the anticipated consummation of such Corporate Transaction (such notice, the “Transaction Notice”).

3. Method of Exercise.

3.1 At any time and from time to time while this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of Company at its principal office (or at such other place as Company shall notify the Holder in writing); and

(b) the payment to Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, which amount shall be payable by (A) a check payable to Company’s order, (B) wire transfer of funds to Company, (C) cancellation of indebtedness of Company to the Holder, (D) net exercise as provided in Section 4 hereof, or (E) any combination of the following.

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3.2 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to Company as provided in Section 3(a) above; provided, that, upon the exercise of this Warrant in connection with a Corporate Transaction, the exercise and payment may be contingent upon consummation of such transaction.

3.3 As soon as practicable after the exercise this Warrant, in whole or in part, Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(b) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) hereof, and Company shall issue to such Holder a number of Shares computed using the following formula:

X =	Y (A-B)
A

Where

X =	The number of Shares to be issued to the Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 4.

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Shares is being exercised, the portion of the Shares being exercised (at the date of such calculation).

A =	The fair market value of one (I) Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Share shall mean the average of the closing prices of the Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange or electronic securities market on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Shares were traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Initial Public Offering, the fair market value per Share shall be the per share offering price to the public of the Initial Public Offering. If the Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per Share that Company could obtain from a willing buyer for Shares sold by Company from authorized but unissued Shares, as such prices shall be determined in good faith by Company’s Board of Directors.

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5. Representations and Warranties of Company. In connection with the transactions provided for herein, Company hereby represents and warrants to the Holder that:

5.1 Organization, Good Standing, and Qualification. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2 Authorization. All corporate action has been taken on the part of Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. This Warrant constitutes Company’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of Company. Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

5.3 Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

6. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to Company that:

6.1 Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2 Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3 Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the Securities.

6.4 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

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6.5 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

6.6 Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC Under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

6.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of Company to be bound by the terms of this Warrant, including, without limitation, this Section 6, Section 20, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) the Holder shall have notified Company of the proposed disposition and shall have furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Company, the Holder shall have furnished Company with an opinion of counsel, reasonably satisfactory to Company, that such disposition will not require registration of such shares under the Act. It is agreed that Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(c) the Holder shall not make any disposition to any of Company’s competitors as such is reasonably determined by Company’s Board of Directors.

Notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be required: (x) for any transfer of the Securities in compliance with Rule 144 or Rule 144A; (y) for any transfer of the Securities by Holder that is a partnership, a limited liability company or a corporation to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or stockholder; or (z) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the restrictions on transfer set forth in this Section 6 to the same extent as if the transferee was the original Holder hereunder.

6.8 Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHER WISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

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6.9 Bad Actor Representations and Covenants. The Holder hereby represents and warrants to Company that such Holder has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the SEC, which are excerpted in their current form on Exhibit C. The Holder covenants to provide immediate written notice to Company in the event such Holder is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated by the SEC, as may be amended from time to time. The Holder covenants to provide such information to Company as Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time.

6. 10 State Commissioners of Corporations. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time as follows. Any adjustment made pursuant to this Section 8 shall become effective immediately after the effective date of such event, but shall be retroactive to the record date, if any is fixed, for such event.

8.1 Subdivisions, Combinations and Other Issuances. If Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up, reverse split-up or otherwise, or combine its Common Stock, or issue additional shares of its preferred stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of such subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

8.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

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8.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, Company shall promptly, notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares Company shall make a cash payment therefor to the Holder on the basis of the Exercise Price then in effect.

10. No Stockholder Rights or Liabilities. Prior to exercise of this Warrant, except as provided in the Warrant Award & Strategic Relationship Agreement regarding certain information rights, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of Company.

11. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between Company and the Holder contained herein, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to Company. This Agreement will be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties. Within a reasonable time after Company’s counterexecution of an executed Assignment Form in the form attached hereto as Exhibit B, the transfer shall be recorded on the books of Company upon the surrender of this Warrant, properly endorsed, to Company at its principal offices, and the payment to Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, Company shall issue to the new holders one (1) or more appropriate new warrants.

12. Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without reference to principles of conflicts of laws or choice of laws.

13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, Company and the holders hereof and their respective successors and assigns.

14. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

15. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one ( I) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses shown on the signature page(s) attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 15).

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16. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers,, members, employees or representatives is responsible. Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Company or any of its officers,. employees or representatives is responsible.

17. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Company and the Holder; or if this Warrant has been assigned in part, by the holders of rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

19. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20. “Market Stand-Off” Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to Company’s Initial Public Offering and ending on the date specified by Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell. sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Company’s capital stock acquired through the exercise of this Warrant, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Company’s capital stock acquired through the exercise of this Warrant, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The underwriters in connection with Company’s Initial Public Offering are intended third party beneficiaries of this Section 20 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in Company’s Initial Public Offering that are consistent with this Section 20 or that are necessary to give further effect thereto.

The Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by the Holder (and the shares or securities of every other person subject to the restriction contained in this Section 20):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

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21. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

FREE STREAM MEDIA CORP.

By:	/s/ Ashwin Navin
Name: Ashwin Navin
Title: President and Chief Executive Officer

Address: 123 Townsend Street, 5th Floor, San Francisco, CA 94107

ACKNOWLEDGED AND AGREED:

SONY VISUAL PRODUCTS, INC.

By:	/s/ Kazuyoshi Nagao
Name: Kazuyoshi Nagao
Title: Senior General Manager

Address: Sony City Osaki 2-1 0- 1 Osaki Shinagawa-ku, Tokyo, 141-8610 Japan

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EXHIBIT A

NOTICE OF EXERCISE

FREE STREAM MEDIA CORP.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐

                          shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

☐	Net Exercise the attached Warrant with respect to Shares.

The undersigned hereby represents and warrants that the Representations and Warranties in Section 6 of the Warrant are true and correct as of the date hereof.

HOLDER:

Date:	By:

Address:

Name in which shares should be registered:

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, subject to the approval of Company (if required), the foregoing Warrant and all evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

Acknowledged and Agreed (if required):

FREE STREAM MEDIA CORP.

By
Name:
Title:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

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AMENDMENT # 1 to Warrant Award & Strategic Relationship Agreement

This Amendment #1 (“Amendment”) to that certain Warrant Award & Strategic Relationship Agreement (the “Agreement”) dated as of June 30, 2017 by and between Samba TV, Inc., formerly known as Free Stream Media Corp. (“Company”) and Sony Corporation, formerly known as Sony Visual Products Inc., a Japanese corporation (the “Licensee”) shall be effective as of the last signature date below. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms pursuant to the Agreement.

WHEREAS, the parties wish to amend certain terms of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the promises, terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.    The first sentence of Section 2(a) of the Agreement shall be amended and restated as follows:

“a.    Exclusivity Consideration.

In consideration of (i) 150,000 warrants granted in Section 1.1(a) of the Warrant Agreement (“Initial Warrants”) attached hereto (“Warrant Agreement”), for five (5) years after the Effective Date (the first two (2) years of which shall be considered the “Initial Period” and the following three (3) years shall be considered the “Extension Period”) and (ii) the payment of $750,000 (the “Additional Extension Period Consideration”) beginning from the end of the Extension Period through December 31, 2026 (such period, the “Additional Extension Period”), subject to the Permissible Exceptions (as defined in Section 3 below), Licensee agrees that it will not (and will not, directly or intentionally indirectly, assist, allow or permit any third party to) integrate and activate within any of its Hardware Products any Competitive Solution (as defined in this Section 3 below) (the “Exclusivity”) in any country within the Territory (as defined in this Section 3 below) during such Initial Period, Extension Period or Additional Extension Period; provided that Licensee may terminate such Exclusivity after January 1, 2025 for any of the remaining two calendar years in the Additional Extension Period upon written notice delivered to the Company at least ninety (90) days prior to the beginning of the applicable calendar year (if such termination takes place, the Exclusivity shall be considered void for the applicable calendar year). In the case of a Permissible Exception (defined below), Licensee shall still be entitled to the Initial Warrants and Additional Extension Period Consideration if Licensee meets its obligations under the Exception Protocol (defined below). $750,000 of the Additional Extension Period Consideration shall be paid in five (5) equal installments (i.e. $150,000 each). The initial payment will be made at the end of the calendar quarter following the calendar quarter in which Company’s initial public offering has been consummated, and thereafter the remaining four (4) payments will be made at the end of each consecutive calendar year; provided, that, Licensee shall not have terminated Exclusivity as of such date.”

2.    Section 5 of the Agreement shall be amended and restated in its entirety as follows:

“5. Samba TV Data and Media. Company will provide (pursuant to mutually agreeable terms and conditions):

a.	Licensee with a license to Company’s TV analytics platform, free of charge;

b.	Licensee with access to a retargeting audience segment consisting of all households containing Licensee’s Activated Hardware Products and other Licensee Products to be defined;

c.

its viewership and ad exposure data files and audience segments to all Affiliates of the Licensee at a discount of 80% to the Company’s then current rate card through December 31, 2022 and a discount of 50% to the Company’s then current rate card thereafter;

d.

upon written request by Licensee, a free trial of its data files and audience segments (up to three (3) segments per Affiliate) for targeting and measurement to Licensee and its Affiliates. The trial shall last for three (3) months beginning after Company first provides the foregoing data files and audience segments to Licensee. “Affiliates” means with respect to either party, any entity which controls, is controlled by, or is under common control with, such party (including such party’s parent, and subsidiaries). “Control” shall mean the power, whether by voting, under a charter, or by private agreement, to conduct the affairs of another party; and

e.	all Affiliates of the Licensee with a 20% discount to the Company’s then current rate card for its media products, including any ad inventory.”

3.	Section 7 of the Agreement shall be amended and restated in its entirety as follows:

“7. Data Sales Business Plan. Company and Licensee shall work together in good faith to develop a business plan in which Licensee, at its own discretion, can monetize Company’s viewership data collected from Licensee’s Bundled Products in Latin America and Asian countries including without limitation, India. In particular, Company shall use commercially reasonable efforts to launch the Samba TV Service (as defined in the Software License and Bundled Distribution Agreements dated October 26, 2015 and November 15, 2016 between the parties, as amended from time to time) in India by December 31, 2023 and shall in good faith collaborate with Licensee to develop a business plan that includes favorable treatment for Affiliate of the Licensee. Licensee shall use commercially reasonable efforts to study how it may support such launch, including but not limited to, studying the feasibility of distributing and Activation of the Company Software (as defined in the Software License and Bundled Distribution Agreements dated October 26, 2015 and November 15, 2016 between the parties, as amended from time to time) on its televisions in India.

4.    A new Section 9 shall be included in the Agreement and read as follows:

“9. Taxes. All payments made by each party under this Agreement shall be made free and clear of and without deduction or withholding for or on account of any Taxes (specifically withholding tax but also including sales, use, receipts, excise, value added or other taxes, however denominated), duty or other charges of whatever nature including quotas, licenses, contingents, import permits, consulate fees, state, county, city or other taxes howsoever denominated relating to or imposed by any statute, law, rule or regulation now in effect or hereafter enacted. If paying party is or was required by law to make any such deduction or withholding from any payment due hereunder to the other party, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by paying party to the other party will be increased so that, after any such deduction or withholding, the net amount received by the other party will not be less than the other party would have received had no such deduction or withholding been required.”

5.    The warrant granted to Licensee pursuant to the Warrant Agreement executed on June 30, 2017 in the form attached as Appendix A to the Agreement is amended and restated in its entirety to the warrant pursuant to the warrant agreement in the form attached as Appendix A hereto.

6.    Except as specifically set forth in this Amendment, all of the terms and conditions set forth in the Agreement will continue in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Amendment has been executed by each party’s duly authorized representative as of the last signature date below.

Sony Corporation		Samba TV, Inc.

By:	/s/ Kazuo Kii	By:	/s/ Ashwin Navin

Name:	Kazuo Kii	Name:	Ashwin Navin

Title:	Executive Deputy President	Title:	President and Chief Executive Officer

Date:	December 3, 2021	Date:	December 3, 2021

APPENDIX A

WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Original Date of Issuance:	Void after

June 30, 2017	June 30, 2024

Amended and Restated: December 3, 2021

SAMBA TV, INC.

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES OF COMMON STOCK

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Amended and Restated Warrant to Purchase Shares of Common Stock is agreed upon and issued to Sony Corporation, formerly known as SONY VISUAL PRODUCTS, INC. (the “Holder”) or its assigns by Samba TV, Inc., formerly known as FREE STREAM MEDIA CORP., a Delaware corporation (the “Company”). Such agreed and issued warrant shall be referred to herein as “Warrant.”

1.	Purchase of Shares.

1.1.    Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of Company (or at such other place as Company shall notify the Holder in writing), to purchase from Company the number of fully paid and non-assessable shares of Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) (as adjusted pursuant to Section 8 hereof) as described below:

(a)     319,666 shares of Common Stock shall be immediately exercisable.

(b)    33,334 shares of Common Stock (together with the shares of Common Stock under subsection (a) of this Section 1.1, collectively, the “Warrant Shares”) shall be exercisable upon satisfaction of the conditions set forth in Section 2(b) of that certain Warrant Award & Strategic Relationship Agreement to which this Warrant was attached by and between

Holder and the Company dated as of June 30, 2017 (as the same may be amended, restated or otherwise modified from time to time, the “Strategic Relationship Agreement”) at any time during the period commencing July 1, 2021 and ending June 30, 2022. Notwithstanding the anything in Section 1.1(b) or otherwise herein to the contrary, all Warrant Shares shall vest and become immediately exercisable as set forth herein as of immediately prior to the consummation closing of the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to the same of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (such transaction, the “Initial Public Offering”).

1.2.    For sake of clarity, in no event shall the number of shares exercisable under this Warrant exceed 353,000 shares of Common Stock. Terms not defined in this Warrant shall have the meaning given to them in the Software License and Bundled Distribution Agreement, by and between Holder and the Company dated as of October 26, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “Non-Android Agreement”), (ii) the Software License and Bundled Distribution Agreement by and between Holder and the Company dated as of November 15, 2016 (as the same may be amended, restated or otherwise modified from time to time, the “Android Agreement”), and the Strategic Relationship Agreement (collectively, the “Agreements”).

1.3.    Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be $7.5316 per Share (the “Exercise Price”). The number of Shares and the Exercise Price shall be subject to adjustment pursuant to Section 8 hereof.

2.    Exercise Period. This Warrant shall be exercisable as to the number of Warrant Shares then exercisable pursuant to the provisions of Section 1.1 hereof, in whole or in part, prior to (or in connection with) the expiration of this Warrant as set forth in the following sentence of this Section 2. This Warrant shall no longer be exercisable and shall become null and void upon the earliest to occur of such date, the “Expiration Date”): (i) June 30, 2024; (ii) the closing of the Initial Public Offering; and (iii) the consummation of a Liquidation Event, as such term is defined Company’s Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”). For purposes of this Warrant, any of the transactions described in subsections (ii) and (iii) above shall be referred to herein as a “Corporate Transaction.”

3.    Method of Exercise.

3.1.    At any time and from time to time while this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)    the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of Company at its principal office (or at such other place as Company shall notify the Holder in writing); and

(b)    the payment to Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, which amount shall be payable by (A) a check payable to Company’s order, (B) wire transfer of funds to Company or the Company’s representatives, with instructions to release such funds to Company upon the closing of the Initial Public Offering; provided that if the closing does not occur before February 15, 2022, Company will return such funds to Holder, (C) cancellation of indebtedness of Company to the Holder, (D) net exercise as provided in Section 4 hereof, or (E) any combination of the following.

3.2.    Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to Company as provided in Section 3(a) above; provided, that, upon the exercise of this Warrant in connection with a Corporate Transaction, the exercise and payment may be contingent upon consummation of such transaction.

3.3.    As soon as practicable after the exercise this Warrant, in whole or in part, Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a)    a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(b)    in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

3.4.    If the Company proposes at any time to effect a Corporate Transaction, the Company shall give the Holder at least ten (10) days advance written notice of the anticipated closing thereof.

3.5.    If the Holder of this Warrant has not elected to exercise this Warrant prior to the Expiration Date, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to a Net Exercise (as defined in Section 4 below) effective immediately prior to the Expiration Date to the extent such Net Exercise would result in the issuance of Warrant Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

4.    Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) hereof, and Company shall issue to such Holder a number of Shares computed using the following formula:

Where

X =	The number of Shares to be issued to the Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 4.

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Shares is being exercised, the portion of the Shares being exercised (at the date of such calculation).

A =	The fair market value of one (1) Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Share shall mean the average of the closing prices of the Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange or electronic securities market on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Shares were traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Initial Public Offering, the fair market value per Share shall be the initial per share offering price to the public of the Initial Public Offering. If the Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per Share that Company could obtain from a willing buyer for Shares sold by Company from authorized but unissued Shares, as such prices shall be determined in good faith by Company’s Board of Directors.

5.    Representations and Warranties of Company. In connection with the transactions provided for herein, Company hereby represents and warrants to the Holder that:

5.1.    Organization, Good Standing, and Qualification. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2.    Authorization. All corporate action has been taken on the part of Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. This Warrant constitutes Company’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of Company. Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

5.3.    Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

6.    Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to Company that:

6.1.    Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2.    Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3.    Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the Securities.

6.4.    Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

6.5.    Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

6.6.    Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

6.7.    Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of Company to be bound by the terms of this Warrant, including, without limitation, this Section 6, Section 20, and:

(a)    there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)    the Holder shall have notified Company of the proposed disposition and shall have furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Company, the Holder shall have furnished Company with an opinion of counsel, reasonably satisfactory to Company, that such disposition will not require registration of such shares under the Act. It is agreed that Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(c)    the Holder shall not make any disposition to any of Company’s competitors as such is reasonably determined by Company’s Board of Directors.

Notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be required: (x) for any transfer of the Securities in compliance with Rule 144 or Rule 144A; (y) for any transfer of the Securities by Holder that is a partnership, a limited liability company or a corporation to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) an Affiliate (as defined below) of such partnership, limited liability company or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner, member or stockholder; or (z) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the restrictions on transfer set forth in this Section 6 to the same extent as if the transferee was the original Holder hereunder. For purposes of this Warrant, “Affiliate” shall mean any person or entity (i) who or which, directly or indirectly, controls, is controlled by, or is under common control with the Holder, or (ii) any other person whose financial statements are or would be required to be consolidated with the Holder under generally accepted accounting principles consistently applied.

6.8.    Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6.9.    Bad Actor Representations and Covenants. The Holder hereby represents and warrants to Company that such Holder has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the SEC, which are excerpted in their current form on Exhibit C. The Holder covenants to provide immediate written notice to Company in the event such Holder is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated by the SEC, as may be amended from time to time. The Holder covenants to provide such information to Company as Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time.

6.10.    State Commissioners of Corporations. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.    [Omitted]

8.    Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time as follows. Any adjustment made pursuant to this Section 8 shall become effective immediately after the effective date of such event, but shall be retroactive to the record date, if any is fixed, for such event.

8.1.    Subdivisions, Combinations and Other Issuances. If Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up, reverse split-up or otherwise, or combine its Common Stock, or issue additional shares of its preferred stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of such subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

8.2.    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

8.3.    Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, Company shall promptly, notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

9.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares Company shall make a cash payment therefor to the Holder on the basis of the Exercise Price then in effect.

10.    No Stockholder Rights or Liabilities. Prior to exercise of this Warrant, except as provided in the Strategic Relationship Agreement regarding certain information rights, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of Company.

11.    Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between Company and the Holder contained herein, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to Company. This Warrant will be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties. Within a reasonable time after Company’s counterexecution of an executed Assignment Form in the form attached hereto as Exhibit B, the transfer shall be recorded on the books of Company upon the surrender of this Warrant, properly endorsed, to Company at its principal offices, and the payment to Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, Company shall issue to the new holders one (1) or more appropriate new warrants.

12.    Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without reference to principles of conflicts of laws or choice of laws.

13.    Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, Company and the holders hereof and their respective successors and assigns.

14.    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

15.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses shown on the signature page(s) attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 15).

16.    Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, members, employees or representatives is responsible. Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Company or any of its officers, employees or representatives is responsible.

17.    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18.    Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Company and the Holder; or if this Warrant has been assigned in part, by the holders of rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

19.    Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20.    “Market Stand-Off” Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to Company’s Initial Public Offering and ending on one hundred eighty (180) days thereafter (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Company’s capital stock acquired through the exercise of this Warrant, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Company’s capital stock acquired through the exercise of this Warrant, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise; provided that the Holder may transfer any shares of Company’s capital stock acquired through the exercise of this Warrant without the prior written consent of Company nor the underwriters, in the case of any transfer to Affiliates. The underwriters in connection with Company’s Initial Public Offering are intended third party beneficiaries of this Section 20 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in Company’s Initial Public Offering that are consistent with this Section 20 or that are necessary to give further effect thereto.

The Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by the Holder (and the shares or securities of every other person subject to the restriction contained in this Section 20):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

21.    Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

SAMBA TV, INC.

By:	/s/ Ashwin Navin

Name:	Ashwin Navin

Title:	President and Chief Executive Officer

Address:	118 King Street, Suite 100
San Francisco, CA 94107

ACKNOWLEDGED AND AGREED:

SONY CORPORATION

By	/s/ Kazuo Kii
Name:	Kazuo Kii
Title:	Executive Deputy President

Address: 7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan

EXHIBIT A

NOTICE OF EXERCISE

SAMBA TV, INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐

             shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

☐	Net Exercise the attached Warrant with respect to Shares.

The undersigned hereby represents and warrants that the Representations and Warranties in Section 6 of the Warrant are true and correct as of the date hereof.

HOLDER:

Date:		By:

Address:

Name in which shares should be registered:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, subject to the approval of Company (if required), the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

Acknowledged and Agreed (if required):

SAMBA TV, INC.

By

Name:
Title:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

RULE 506(D) BAD ACTOR REPRESENTATIONS

No Holder:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.